AGREEMENT AND PLAN OF MERGER


                                     among:


                           EL PASO ENERGY CORPORATION,
                             a Delaware corporation;


                             BPC ACQUISITION CORP.,
                             a Delaware corporation;

                                       and

                         BONNEVILLE PACIFIC CORPORATION,
                             a Delaware corporation



                           ---------------------------

                         Dated as of September 17, 1999

                           ---------------------------



                                TABLE OF CONTENTS



     SECTION 1.
        DESCRIPTION OF THE TRANSACTION

        1.1    Merger of Merger Sub into the Company
        1.2    Effect of the Merger
        1.3    Closing; Effective Time
        1.4 Certificate of Incorporation and Bylaws; Directors and Officers
        1.5    Merger Consideration; Conversion of Shares
        1.6    Stock Options
        1.7    Closing of the Company's Transfer Books
        1.8    Exchange of Certificates
        1.9    Dissenting Shares
        1.10   Further Action

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE  COMPANY

        2.1    Due Organization, Etc.
        2.2    Governing Documents; Records
        2.3    Capitalization, Etc
        2.4    Financial Statements
        2.5    Absence of Changes
        2.6    Property
        2.7    Receivables
        2.8    Contracts
        2.9    Liabilities
        2.10 Compliance with Legal Requirements to the Knowledge of the Company
        2.11   Governmental Authorizations
        2.12   Tax Matters
        2.13   Employee and Labor Matters; Benefit Plans
        2.14   Environmental Matters
        2.15   Insurance
        2.16   Related Party Transactions
        2.17   Legal Proceedings; Orders
        2.18   Authority; Binding Nature of Agreement
        2.19   Non-contravention; Consents
        2.20   SEC Report
        2.21   Advisors' and Brokers' Fees
        2.22   Board Action; Vote Required
        2.23   Year 2000
        2.24   Proxy Statement
        2.25   Opinion of Company's Advisor
        2.26   Bankruptcy Documentation
        2.27   Public Utility Holding Company Act
        2.28   Investment Company Act

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                       MERGER SUB

        3.1   Due Organization, Etc
        3.2   Authority; Binding Nature of Agreement
        3.3   Non-contravention; Consents
        3.4   Adequate Financing

SECTION 4.  COVENANTS OF THE PARTIES.

        4.1   Access and Investigation
        4.2   Operation of Business by Company
        4.3   Notification; Updates to Company Disclosure Schedule
        4.4   Filings And Consents
        4.5   Proxy Statement; Company Stockholders' Meeting
        4.6   No Solicitation
        4.7   Public Announcements
        4.8   Regulatory Approvals
        4.9   Employee Matters
        4.10  Shareholders Representative
        4.11  Company Bankruptcy Stock Certificates
        4.12  Y2K Testing Access

SECTION 5.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT
                    AND MERGER SUB

        5.1   Accuracy of Representations
        5.2   Performance of Covenants
        5.3   Stockholder Approval
        5.4   Consents
        5.5   Agreements and Documents
        5.6   No Restraints
        5.7   No Legal Proceedings
        5.8   HSR Act
        5.9   Completion of Bonneville Fuels Transaction
        5.10  382(1)(5) Election; NOL Carryback Waiver
        5.11  Mexican Facility
        5.12  NOL Verification
        5.13  Qualifying Facility Status



SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        6.1   Accuracy of Representations
        6.2   Performance of Covenants
        6.3   Stockholder Approval
        6.4   Agreements and Documents
        6.5   No Restraints
        6.6   HSR Act
        6.7   Completion of Bonneville Fuels Transaction

SECTION 7.  TERMINATION

        7.1   Termination Events
        7.2   Termination Procedures
        7.3   Effect of Termination

SECTION 8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        8.1   Survival of Representations, Etc

SECTION 9.  GENERAL PROVISIONS

        9.1   Further Assurances
        9.2   Fees and Expenses
        9.3   Notices
        9.4   Headings
        9.5   Counterparts
        9.6   Governing Law
        9.7   No Assignment; Binding Effect
        9.8   Waiver
        9.9   Amendments
        9.10  Severability
        9.11  Parties in Interest
        9.12  Entire Agreement
        9.13  Construction

                                    EXHIBITS

Exhibit A -        Certain definitions
Exhibit B -        Certificate of Incorporation of Surviving Corporation

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of September 17, 1999, by and among: El Paso Energy Corporation, a Delaware corporation ("Parent"); BPC ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and BONNEVILLE PACIFIC CORPORATION, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS

     Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                    AGREEMENT

The parties to this Agreement agree as follows:

                   SECTION 1. DESCRIPTION OF THE TRANSACTION.

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Parent has paid to the Company the sum of $3,000,000 as a deposit hereunder (the "Deposit"), which Deposit will be held by the Company in a segregated interest-bearing account.

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, at 50 West Broadway, Suite 300, Salt Lake City, Utah 84101, or such other place as Parent and the Company shall agree, at the later of:
(i)10:00 a.m. local time, on the third business day on which the last to be satisfied or waived of the conditions set forth in Sections 5 and 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; or (ii)10:00 a.m. local time, on December 10, 1999, or such other time and date as Parent and the Company shall agree. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger (or Certificate of Merger) conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger (or Certificate of Merger) is filed with and accepted by the Secretary of State of the State of Delaware (the "Effective Time").

     1.4 Certificate of Incorporation And Bylaws; Directors And Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time:

     (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

     (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

     (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5    Merger Consideration; Conversion of Shares.

     (a) The aggregate merger consideration for all of the shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), outstanding immediately prior to the Effective Time, together with all shares issuable pursuant to Options (as defined in Section 1.6 below) (collectively, the "Converted Shares"), shall be an amount equal to $63,000,000 (the "Initial Merger Consideration"), adjusted for any increase or decrease made pursuant to subsections 1.5(b) and (c) below (the "Aggregate Merger Consideration"). Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, each share of Company Common Stock shall be converted into the right to receive the Merger Consideration.

     (b) (i) The Company intends to dispose of its interest in Bonneville Fuels Corporation, a Colorado corporation ("BFC") prior to the Effective Time pursuant to a stock sale, and the Company agrees that it shall use its best efforts to effect such stock sale prior to the Effective Time. The Initial Merger Consideration shall be increased by the cash proceeds received by the Company from the disposition of BFC (net of (i)any and all charges related to the disposition of BFC, including, without limitation, all expenses, fees, Taxes and other charges (including all obligations or liabilities of the Company or the Surviving Corporation under Sections 8.13 or 8.15 of the BFC Sale Agreement),
(ii)any other Taxes of BFC for the current taxable year for which the Company or the Surviving Corporation is liable and (iii) all severance, termination or other obligations or liabilities of the Company or the Surviving Corporation to employees or former employees of BFC (the "BFC Net Proceeds"), calculated in accordance with Exhibit 1.5(b)(i). Any obligation of the Surviving Corporation to distribute BFC Net Proceeds to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on behalf of the holders of Converted Shares shall be subject to the right of the Surviving Corporation to retain reasonable reserves for liabilities associated with the sale of BFC. The parties hereto agree that if there is an Environmental Defect Amount, a Title Defect Amount or a Deferred Adjustment Claim (each as defined in the BFC Sale Agreement), a reasonable reserve with respect thereto shall be 100% of the face amount of such Environmental Defect Amount, Title Defect Amount or Deferred Adjustment Claim as asserted by the purchaser of BFC (or 150% of the face amount of the Environmental Defect Amount or Title Defect Amount, if Section 5.5(b)(i) or 6.2(c)(iii) as applicable, of the BFC Sale Agreement is involved). The parties further agree that if a reserve is established, retained by the
Surviving Corporation and deducted from the BFC Net Proceeds otherwise distributable to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on behalf of the holders of Converted Shares, and if all underlying claims and liabilities for which such reserve was established are finally resolved for an amount less than the amount of the reserve, such excess shall be promptly distributed by the Surviving Corporation to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on behalf of the holders of Converted Shares (subject to Section 4.10(b). The Shareholders Representative (as defined in Section 4.10) shall be entitled to participate in decisions related to the resolution of claims subject to a reserve.

     (ii) The Company agrees that it shall notify the Parent of the amount of the BFC Net Proceeds (and provide Parent with copies of all supporting documentation) promptly following the consummation of the disposition of BFC, but in any event not later than 5:00 p.m, New York time, on the business day immediately following the day on which the BFC sale was consummated.

     (iii) The Company agrees that at the closing of the BFC sale all intercompany agreements relating to BFC will be terminated.

     (iv) Notwithstanding anything in this Agreement to the contrary, subject to any obligation of the Surviving Corporation to distribute reserves as contemplated above, neither Parent nor the Surviving Corporation shall incur, assume, be liable for or otherwise be responsible for any costs, liabilities or risks of BFC or associated with the sale of the capital stock of BFC, except for the provision to the purchaser of BFC of financial and other information specific to BFC (at the expense of the purchaser) for a period of twelve (12) months, in accordance with the terms of Section 8.11 of the Agreement relating to the disposition of BFC.

     (v) Except as set forth in Part 1.5(b)(v) of the Company Disclosure Schedule, since June 30, 1999, none of the Acquired Companies has (A) guaranteed any indebtedness or other obligation of BFC; (B) made any loan, advance or capital contribution to or investment in BFC, or (C) entered into any other type of intercompany agreement or arrangement with BFC.

     (vi) From the date of this Agreement until the Effective Time, except pursuant to the prior written consent of Parent, the Company shall not, and shall cause each of the other Acquired Companies not to, (A) guarantee any indebtedness or other obligation of BFC; (B) make any loan, advance or capital contribution to or investment in BFC, or (C) enter into any other type of intercompany agreement or arrangement with BFC, other than agreements in the ordinary course of business in amounts not totaling more than $50,000, other than expenditures to cure Title Defects or Environmental Defects (each as defined in the BFC Sale Agreement), which expenditures shall be treated as expenses in connection with calculating the BFC Net Sale Proceeds.

     (c) The Initial Merger Consideration shall be: (i) increased by the aggregate exercise price of all Options that are actually exercised between June 30, 1999 and the Effective Time (the Option Exercise Proceeds); (ii) increased by any amounts distributed to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on behalf of the holders of Converted Shares pursuant to Section 1.5(d) (the Contingent Asset Distribution Amount);
(iii) increased to the extent that unrestricted, unallocated, freely distributable cash, as of June 30, 1999, as shown on the Unaudited Interim Balance Sheet (as defined in Section 2.4(a)(i)), is more than $8,000,000 (the "Unrestricted Cash"); (iv) decreased by closing costs, commissions and expenses incurred by the Company in connection with the transactions contemplated by this
Agreement  (the  "Company  Transaction   Expenses")  and  (v)decreased  by  the
aggregate payments made (or that are required to be made) with respect to any Options not exercised prior to the Effective Time, whether pursuant to Section
1.6 or otherwise (the Option Cancellation Amount).

     (d) Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts, at the expense of holders of Converted Shares, to collect or liquidate the contingent assets listed in Part1.5(d) of the Company Disclosure Schedule (the "Contingent Assets") for the benefit of the holders of Converted Shares (to the extent such Contingent Asset has not already been liquidated, in which case, if such Contingent Asset has been liquidated prior to the Effective Time, the net after-tax cash proceeds of such Contingent Asset (subject to all applicable expenses, Taxes and reserves) shall constitute a Contingent Asset). The Shareholders' Representative (as defined in
Section 4.10) shall be entitled to participate in decisions related to the collection and liquidation of the Contingent Assets. All cash proceeds received by Parent or the Surviving Corporation from the collection or liquidation of the Contingent Assets, net of expenses, Taxes resulting from receipt of such proceeds (provided that, for this purpose, Taxes shall be calculated taking into account only items of income, gain, loss, deduction or credit relating to the Contingent Asset and as if no net operating losses of the Acquired Companies or Parent and any of its Subsidiaries were available to offset any income recognized upon receipt of such proceeds) and reasonable reserves for contingent liabilities associated with such Contingent Assets (including, in the case of a Contingent Asset collected or liquidated in connection with receipt of a Tax refund, a reserve in the amount of the after-tax proceeds received by Parent or the Surviving Corporation from the collection or liquidation of such Contingent Asset (net of expenses) to be maintained until the expiration of the statutes of limitations applying to the Tax items giving rise to the Tax refund), shall be promptly distributed to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) (to be held by the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) in an interest bearing account for the benefit of the holders of Converted Shares). Other than for willful misconduct, neither Parent nor the Surviving Corporation shall be liable to the holders of Converted Shares with respect to the Contingent Assets or the collection or liquidation thereof, in any manner whatsoever, other than with respect to a failure to distribute funds to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) as contemplated by the immediately preceding sentence. The parties hereto agree that if a reserve is established, retained by the Surviving Corporation and deducted from the net cash proceeds of the Contingent Assets otherwise distributable to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on behalf of the holders of Converted Shares, and if all underlying claims and liabilities for which such reserve was established are finally resolved for an amount less than the amount of the reserve, such excess shall be promptly distributed by the Surviving Corporation to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on behalf of the holders of Converted Shares (subject to
Section 4.10(b)).

     (e) In the event that Parent disagrees with the amount of BFC Net Proceeds, Unrestricted Cash or Company Transaction Expenses reported by the Company (each of such items is herein referred to individually as a "Disputed Item" or collectively as "Disputed Items") and the parties are unable to agree as to the amount of a Disputed Item or Disputed Items within five business days following Parent's notice to the Company as to such disagreement, the parties agree that the determination of the Disputed Item or Disputed Items shall be resolved by final and binding arbitration before a single arbitrator selected by the president of the American Arbitration Association ("AAA") in accordance with the then prevailing Commercial Arbitration Rules of the AAA, which arbitration shall be governed by the Substantive laws of the state of Delaware.

     1.6 Stock Options. At the Effective Time, each stock option of the Company that is then outstanding whether vested or unvested ("Option"), shall vest immediately and become immediately exercisable in accordance with the terms the stock option agreements and plans by which such Options are evidenced. All rights with respect to Company Common Stock under outstanding Options shall thereupon be converted into a right to receive cash from the Surviving Corporation, in an amount equal to (i) the dollar amount of the Merger Consideration times the number of shares of Company Common Stock that were subject to such Option immediately prior to the Effective Time, minus (ii) the Option holder's aggregate exercise price for such shares of Company Common Stock.

     1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

         1.8    Exchange of Certificates.

     (a) At or as soon as practicable after the Effective Time, BankBoston N.A. or its designee (the "Disbursement Agent") will send to the holders of Company Stock Certificates: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Disbursement Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent or the Disbursement Agent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 1.5 above, and the Company Stock Certificate so surrendered shall be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Company Stock Certificates. If payment is to be made to a person other than the person in whose name the Company Stock Certificate surrendered is registered, it shall be a condition of payment that the Company Stock Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Company Stock Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

     Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of the Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     As of the Effective Time, the Company shall deposit with the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) the total amount of the Deposit. (The Company shall be entitled to all interest and other amounts earned on the Deposit and such amounts shall not be applied to the Aggregate Merger Consideration.) As of the Effective Time, Parent shall deposit with the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) the total amount of the Initial Merger Consideration plus the BFC Net Proceeds (subject to any applicable reserves) plus the Option Exercise Proceeds plus the Contingent Asset Distribution Amount at the Effective Time (subject to any applicable reserves) plus the Unrestricted Cash minus the Company Transaction Expenses and minus the Option Cancellation Amount, net of the
Deposit and net of any amount deposited for use by the Shareholders' Representative pursuant to Section 4.10(b) (such amount, being hereinafter referred to as the "Disbursement Fund"). The Disbursement Fund shall be distributed pursuant to an agreement by and among Parent and the Disbursement Agent in a form reasonably satisfactory to the Company (the "Disbursement Agent Agreement").

     (b) Parent and the Surviving Corporation (or the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) on their behalf) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation reasonably determine are required to be deducted or withheld therefrom under the Internal Revenue Code (the "Code") or under any provision of state, local or foreign tax law (or, in the alternative, Parent or the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent), at Parent's option, may request tax information and other documentation establishing that no withholding is necessary). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (c) If any Company Stock Certificates shall not have been surrendered prior to thirteen (13) months after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Company Stock Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation (except as provided in subsection 1.8(e) below), free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) Any portion of the Disbursement Fund held by the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) pursuant to this Section
1.8 which remains undistributed to the stockholders of the Company thirteen (13) months after the Effective Time shall be delivered to Surviving Corporation (except as provided in subsection 1.8(e) below), and any stockholders of the Company who have not theretofore complied with this Section 1 shall thereafter look only to Surviving Corporation, and only as general creditors thereof, for payment of their claim for the Merger Consideration to which such stockholders may be entitled.

     (e) The Merger Consideration with respect to all Company Stock Certificates issued pursuant to the Trustee's Amended Chapter 11 Plan for the Estate of Bonneville Pacific Corporation dated April 22, 1998" (the "Bankruptcy Plan") which are forfeited pursuant to Section 5.9 of the Bankruptcy Plan (the
"Forfeited Plan Shares") shall be distributed as follows: (i)first, the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) shall distribute to Parent an amount equal to the Taxes owed, if any, by the Surviving Corporation as a result of the forfeiture of such Forfeited Plan Shares (provided that for this purpose, Taxes shall be calculated taking into account only items of income, gain, loss, deduction or credit relating to such forfeiture and as if no net operating losses of the Acquired Companies or Parent and any of its Subsidiaries were available to offset any income recognized as a result of such forfeiture), such amount to be calculated by Parent or the Surviving Company and set forth in a notice to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent), and (ii) second, any amounts remaining after the distribution described in clause (i) of this subsection (e) shall be distributed to the holders of Converted Shares (subject to the restrictions herein), pro rata, based on the number of shares or share equivalents each holder surrendered. The portion of the Disbursement Fund described in clause (ii) of the preceding sentence held by the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) pursuant to this Section 1.8 on account of the Forfeited Plan Shares shall be delivered by the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) between thirteen and fourteen months after the Effective Time to the stockholders of the Company who have surrendered their Company Stock Certificates to the Disbursement Agent in accordance with Section 1.8(a), pro rata, based on the number of shares of Company Common Stock or share equivalents each stockholder surrendered.

     (f) All cash received by the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) from the Surviving Corporation on account of Contingent Assets pursuant to Section 1.5(d), together with any interest earned thereon after delivery of such cash to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent), shall be delivered to the holders of Converted Shares who have surrendered their Company Stock Certificates to the Disbursement Agent in accordance with Section 1.8(a), pro rata, based on the number of shares of Company Common Stock or share equivalents each holder surrendered.

         1.9    Dissenting Shares.

     (a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with Section 262 of Delaware Law (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in the Delaware General Corporation Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected, or if any such shares shall lose their status as Dissenting Shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) the Merger Consideration in accordance with Section 1.5.

     (b) The Company shall give Parent (i) prompt notice of any Dissenting Shares and of any other demand, notice or instrument, and of any withdrawal of such demands, delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants, to Parent and Merger Sub as follows:(For purposes of this Section 2, the term "Company Subsidiaries" shall not include BFC and no representations or warranties set forth in this Section 2 shall be deemed to apply to BFC).


         2.1    Due Organization, Etc.

     (a) The Company and each of the Company Partnerships and Company Subsidiaries, as set forth in Part 2.1(a) of the Company Disclosure Schedule
(collectively with the Company, the "Acquired Companies"), that is a corporation, partnership or limited liability company is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. Each of the Acquired Companies has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Company Contracts.

     (b) None of the Acquired Companies is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(b) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. Each of the Acquired Companies is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(b) of the Company Disclosure Schedule except where the failure to be in good standing would not have, and is not reasonably likely to have, a Material Adverse Effect on the Company.

     (c) Except for the equity interests identified in Part 2.1(c) of the Company Disclosure Schedule, none of the Acquired Companies owns, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. None of the Acquired Companies has agreed or is obligated to make any future investment in or capital contribution to any Entity not identified and described in Part 2.1(c) of the Company Disclosure Schedule.

     2.2 Governing Documents; Records. The Company has delivered or made available to Parent accurate and complete copies of: (1) the Company's Certificate of Incorporation and bylaws, including all amendments thereto, and all charter documents, certificates of limited partnership, certificates of formation, bylaws, partnership agreements and limited liability agreements, and all amendments thereto, relating to the other Acquired Companies; (2) the stock records of each of the Acquired Companies; and (3) except as set forth in Part
2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of each of the Acquired Companies, the board of directors of each of the Acquired Companies and all committees of the board of directors of each of the Acquired Companies. There has not been any violation of any of the provisions of the Company's Certificate of Incorporation or, except as would not have, and is not reasonably likely to have, a Material Adverse Effect on the Company, the bylaws or other charter documents, partnership agreements or limited liability agreements of any of the Acquired Companies, and none of the Acquired Companies has taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of each of the Acquired Companies are accurate, up-to-date and complete in all material respects.

         2.3     Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of: (i) 25,000,000 shares of Common Stock (with par value $.01), of which 7,275,390 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock (with par value $.01), of which none are issued or outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

     (b) The Company has reserved a total of 237,000 shares of Company Common Stock for issuance under Company Options, consisting of 45,000 vested options with an average exercise price of $9.44 per share and 192,000 unvested options with an exercise price of $5.00 per share. Part 2.3 (b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option; (iii) the exercise price per share of Company Common Stock purchasable under such Company Option; and (iv) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

     Except as set forth in Part 2.3 (b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (c) All outstanding shares of Company Common Stock and all outstanding Company Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

     (d) Except as set forth in Part 2.3 (d) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company Subsidiaries are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable Company Contracts), fully paid and nonassessable and are owned beneficially by the Company, free and clear of any Encumbrance. The interests of the Company in each of the Company
Partnerships are owned beneficially by the Company, free and clear of any Encumbrance.




         2.4    Financial Statements.

     (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"), copies of which are attached as part 2.4(a) of the Company Disclosure Schedule:

     (i) The audited consolidated balance sheet of the Company as of December 31, 1998, the audited consolidated balance sheet of the Company as of December 31, 1997, and the related audited consolidated income statements, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Hein + Associates, LLP relating thereto; and

     (ii) the unaudited consolidated balance sheet of the Company as of June 30, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement, statement of stockholders' equity and statement of cash flows of the Company for the six (6) month period then ended.

     (iii) the unaudited pro forma consolidated balance sheet of the Company as of June 30, 1999 (the "Unaudited Interim Pro Forma Balance Sheet"), and the related unaudited pro forma consolidated income statement, statement of stockholders' equity and statement of cash flows of the Company for the six (6) month period then ended. The Unaudited Interim Pro Forma Balance Sheet assumes that the disposition of BFC was consummated by June 30, 1999.

     (iv) the audited balance sheet of NCA #1 as of December 31, 1998, and the related audited income statements, statements of stockholders' equity and statements of cash flows of NCA #1 for the year then ended, together with the notes thereto and the unqualified report and opinion of Arthur Andersen LLP relating thereto; and

     (v) the unaudited balance sheet of NCA #1 as of June 30, 1999 (the "NCA#1 Unaudited Interim Balance Sheet"), and the related unaudited income statement, statement of stockholders' equity and statement of cash flows of the Company for the three (3) month period then ended.

     (b) The Company Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and the other Acquired Companies as of the respective dates thereof and the consolidated results of operations of the Company and the other Acquired Companies for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     (c) Part 2.4(c) of the Company Disclosure Schedule sets forth a complete listing of NCA #1's outstanding indebtedness for borrowed money as of the date set forth on such Schedule.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since December 31, 1998:

     (a) there has not been any Material Adverse Effect in the business, condition, assets, liabilities, operations or financial performance of the Acquired Companies, considered as a whole, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

     (b) except as would not, individually or in the aggregate have, or be reasonably likely to have, a Material Adverse Effect on the Company, there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Acquired Companies' properties or assets (whether or not covered by insurance);

     (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and none of the Acquired Companies has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     (d) none of the Acquired Companies has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 (b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (e) the Company has not amended or waived any of its rights under any provision of its Stock Option Agreements or its Plans (as defined in Section 2.13(a) below);

     (f) there has been no amendment to the Company's Certificate of Incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) none of the Acquired Companies has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

     (h) none of the Acquired Companies has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Companies since December 31, 1998, exceeds the amounts set forth in the Company's capital expenditures budget set forth in Part 2.5(h) of the Company Disclosure Schedule other than expenditures in the ordinary course of business in accordance with the 1999 Operating Plan of NCA #1 set forth in part 2.5(h) of the Company Disclosure Schedule (the "Operating Plan").

     (i) none of the Acquired Companies has (i), except as set forth in the Operating Plan, entered into or permitted any of the properties or assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.8(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

     (j) none of the Acquired Companies has (i), except as set forth in the Operating Plan, acquired, leased or licensed any right, real or personal property or other asset from any other Person having a value in excess of $100,000, (ii) sold or otherwise disposed of, or leased or licensed, any right, real or personal property or other asset to any other Person having a value in excess of $100,000, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial properties or assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Acquired Companies' past practices, taken as a whole;

     (k) none of the Acquired Companies has written off as uncollectible, or established any extraordinary reserve with respect to, any material amount of account receivables or other indebtedness;

     (l) none of the Acquired Companies has made any pledge of any of its properties or assets, except for pledges of immaterial properties or assets made in the ordinary course of business and consistent with the Acquired Companies' past practices, taken as a whole;

     (m) none of the Acquired Companies has (i) lent money to any Person, other than pursuant to routine travel advances made to employees in the ordinary course of business and other than loans made in the ordinary course of business and consistent with past practice in an amount not in excess of $25,000 to any one Person (other than BFC or the Acquired Companies), or (ii) incurred or guaranteed any indebtedness for borrowed money (other than intercompany debt between or among the Acquired Companies);

     (n) none of the Acquired Companies has (i) established, adopted, amended or entered into, any employee benefit plan, program, agreement or arrangement, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and consistent with past practice, (iii) hired any new employee having an annual salary in excess of $100,000 or (iv) adopted or amended any severance plan or arrangement or entered into any employment or severance agreement, or entered into or amended any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment, or (v) committed to do any of the foregoing.

     (o) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

     (p) the Company has not made any Tax election;

     (q) none of the Acquired Companies has commenced or settled any material Legal Proceeding;

     (r)  none  of  the  Acquired   Companies  has  entered  into  any  material
transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (s) none of the Acquired Companies has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         2.6    Property.

     (a) Property. Part 2.6(a) of the Company Disclosure Schedule contains a complete and accurate list of all real property owned, leased or occupied by each of the Acquired Companies (the "Land"). The Land, together with all fixtures and improvements located on, and/or below the surface of the Land, including without limitation the structures located thereon commonly known by the property addresses indicated in Part 2.6(a) of the Company Disclosure
Schedule (the "Improvements"), together with all rights, easements, rights-of-way and appurtenances to the Land, is referred to collectively herein as the "Real Property." Part 2.6(a) of the Company Disclosure Schedule also indicates which of the Real Property is leased or occupied by any of the Acquired Companies (individually, a "Leased Property" and collectively, the "Leased Properties"). All presently effective leases, lease amendments or modifications, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions, guarantees and other agreements relating to the Acquired Companies' use or occupancy of the Leased Property are collectively referred to herein as the "Leases." True and complete copies of the Leases have been delivered or made available to Parent. All furnishings, fixtures, equipment, appliances, signs, personal property and other assets owned by the Acquired Companies and located in or about the Real Property or used in connection with the management and operation of the Real Properties are hereinafter referred to as the "Personal Property." All management agreements, maintenance contracts, service contracts and equipment leases pertaining to the Real Property or the Personal Property, and all other presently effective contracts, agreements, warranties and guaranties relating to the ownership, leasing, advertising, promotion, design, construction, management, operation, maintenance or repair of the Real Property are herein collectively referred to as the "Real Property Plans and Contracts." The Real Property, the Leased Properties, the Personal Property and the Real Property Plans and Contracts are referred to collectively as the "Property."

     (b) Title. The Acquired Companies own, or will at the Closing own, fee simple title to all Real Property other than the Leased Properties (the "Owned Properties"). The Acquired Companies have, or will at the Closing have, good title to the Owned Properties, free and clear from all Encumbrances other than
(i) liens for current real property taxes not yet due and payable and for which adequate reserves have been established in the NCA#1 Unaudited Interim Balance Sheet or the Unaudited Interim Balance Sheet in accordance with GAAP, (ii) municipal and zoning ordinances and easements for public utilities, (iii) those matters listed in Part 2.6(b) of the Company Disclosure Schedule, none of which materially interfere with the continued use of Owned Property as currently utilized and (iv) pledges to secure the Company's obligations under its credit facilities (the "Permitted Liens"). Except as listed on Part 2.6(b) of the Company Disclosure Schedule, none of the Acquired Companies has entered into any contracts for the sale of any of the Owned Property, nor do there exist any rights of first offer or first refusal or options to purchase all or any part of the Owned Property. The Acquired Companies have, or will at the Closing have, good leasehold title to the Leased Properties, free and clear from all Encumbrances, other than the Leases and Permitted Liens. Each of the Leases is in full force and effect. None of the Acquired Companies is in material breach or default under, nor has any event occurred that, with the giving of notice or the passage of time or both, would constitute a material breach or event of default by any of the Acquired Companies, under any of the Leases and, to the Knowledge of the Company, no other party to any of the Leases is in breach or default under, nor, to the Knowledge of the Company, has any event occurred that, with the giving of notice or the passage of time or both, would constitute a breach or event of default by such other party under any of the Leases.

     (c) Personal Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Acquired Companies have good title to the Personal Property, free and clear of all Encumbrances (except for Leases and Permitted Liens). The Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

     2.7 Receivables. Part 2.7 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Companies, as of June 30, 1999. Except as set forth in Part 2.7 of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet or the NCA#1 Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1999 and have not yet been collected) represent valid obligations of customers arising from bona fide transactions.

         2.8   Contracts.

     (a) Part 2.8(a) of the Company Disclosure Schedule identifies:

     (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor that is not terminable on 60 days or less notice or involves payments or other liabilities in excess of $150,000 per year;

     (ii)  each  Company  Contract  imposing  any  restriction  on any  Acquired
Company's right or ability (A) to compete with any other Person or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person;

     (iii) each Company Contract involving the acquisition, issuance or transfer of any equity securities (other than those that have been fully performed);

     (iv) each Company Contract involving the creation of any Encumbrance (other than Permitted Liens) with respect to any material property or asset of any Acquired Company;

     (v) each Company Contract involving or incorporating any material guaranty, any material pledge, any material performance or completion bond, any material indemnity or any material surety arrangement;

     (vi) each Company Contract creating any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

     (vii) each Company Contract involving the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.16);

     (viii) each Company Contract involving the purchase or sale of any real or personal property having a value in excess of $250,000;

     (ix) any other Company Contract of any Acquired Company that was entered into outside the ordinary course of business or was inconsistent with such Acquired Company's past practices, that has a term of greater than one year and that may not be terminated without penalty, within 90 days;

     (x) any other Company Contract of any Acquired Company that (A) has a term of more than 90 days and that may not be terminated by such Acquired Company (without penalty) within 90 days after the delivery of a termination notice by such Acquired Company; and (B) involves the payment or delivery of cash or other consideration in an amount or having a value, or the performance of services having a value, in excess of $250,000 in any one year; and

     (xi) any other Company Contract of any Acquired Company which is material to the business of the Company or any other Acquired Company requiring expenditures by the Company in excess of $250,000 in any one year.

     (Contracts in the respective categories described in clauses "(i)" through "(xi)" above are referred to in this Agreement as "Company Material Contracts.")

     (b) The Company has delivered or made available to Parent accurate and complete copies of all written Company Material Contracts identified in Part 2.8(b) of the Company Disclosure Schedule, including all amendments thereto.
Part 2.8(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Company Material Contract that is not in written form. Except as set forth in Part 2.8(b) of the Company Disclosure Schedule, each Company Material Contract identified in Part 2.8(b) of the Company Disclosure
Schedule is valid and in full force and effect, and is enforceable by the applicable Acquired Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.


     (c) Except as set forth in Part 2.8(c) of the Company Disclosure Schedule:

     (i) none of the Acquired Companies has violated or breached, or committed any default under, any Company Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Material Contract;

     (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach by any Acquired Company (or, to the Knowledge of the Company, any other Person) of any of the provisions of any Company Material Contract, (B) give any Acquired Company (or, to the Knowledge of the Company, any other Person) the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Acquired Company (or, to the Knowledge of the Company, any other Person) the right to accelerate the maturity or performance of any Company Material Contract, or (D) give any Person the right to cancel, terminate or modify any Company Material Contract;

     (iii) since November 2, 1998, none of the Acquired Companies has received any notice or other communication regarding any actual or alleged violation or breach of, or default under, any Company Material Contract that has not been cured or is of a continuing or repetitive nature; and

     (iv) none of the Acquired Companies has waived any of its material rights under any Company Material Contract.

     (d) Part 2.8(d) of the Company Disclosure Schedule identifies and provides a brief description of each proposed Company Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any of the Acquired Companies since the date of the Unaudited Interim Balance Sheet.

     2.9 Liabilities. None of the Acquired Companies has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet or the NCA#1 Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by any Acquired Company since June 30, 1999 in the ordinary course of business and consistent with such Acquired Company's past practices;
(c) liabilities under the Company Material Contracts identified in Part 2.8(a) of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Material Contracts; and (d) the liabilities identified in Part 2.9 of the Disclosure Schedule.

     2.10 Compliance With Legal Requirements to the Knowledge of the Company. Except as set forth in Part 2.10 of the Company Disclosure Schedule, each of the Acquired Companies is, and has at all times since November 2, 1998 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. Except as set forth in Part 2.10 of the Company Disclosure Schedule, since November 2, 1998, none of the Acquired Companies has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement that could have, or be reasonably likely to have, a Material Adverse Effect on the Company; provided, however, that with respect to any Acquired Company that was acquired by the Company since November 2, 1998, with respect to the operations of such company prior to such acquisition, such representation shall be made only to the Knowledge of the Company.

     2.11  Governmental  Authorizations.  Part  2.11 of the  Company  Disclosure
Schedule  identifies  each  Governmental  Authorization  held  by  any  Acquired
Company, the absence of which would have, or be reasonably likely to have, a Material Adverse Effect on the Company, and the Company has delivered or made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.11 of the Company Disclosure Schedule. To the Knowledge of the Company, the Governmental Authorizations identified in Part
2.11 of the Company Disclosure Schedule are valid and in full force and effect. The Governmental Authorizations identified in Part 2.11 of the Company Disclosure Schedule collectively constitute all Governmental Authorizations necessary to enable each Acquired Company to conduct its business in the manner in which its business is currently being conducted, except as would not have, or be reasonably likely to have, a Material Adverse Effect on the Company. To the Knowledge of the Company, each of the Acquired Companies is, and at all times since November 2, 1998 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part
2.11 of the Company Disclosure Schedule except for any failure to comply that would not have, or be reasonably likely to have, a Material Adverse Effect on the Company. Since November 2, 1998, none of the Acquired Companies has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, except for any of the foregoing that would not have, or be reasonably likely to have, a Material Adverse Effect on the Company.

         2.12   Tax Matters.

     (a) Except as set forth in Part 2.12(a) of the Company Disclosure Schedule, all Tax Returns required to be filed by or on behalf of any Acquired Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered or made available to Parent accurate and complete copies of all Company Returns that have been requested by Parent. The Company shall give Parent an opportunity to review and comment upon any Company Returns to be filed after the date of this Agreement, and the Company shall not file any such Company Returns until they have been approved in writing by Parent (such approval not to be unreasonably withheld).

     (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

     (c) Except as set forth in Part 2.12(c) of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return by any Governmental Body. The Company has delivered or made available to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.12(c) of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by any Acquired Company or any other Person), and no such extension or waiver has been requested from any Acquired Company.

     (d) Except as set forth in Part 2.12(d) of the Company Disclosure Schedule, no claim or proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Company in respect of any Tax. There are no liens for Taxes upon any of the assets of any Acquired Company except liens for current Taxes not yet due and payable. None of the Acquired Companies has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

     (e) Except as listed in Part 2.12(e), none of the Acquired Companies is, or has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     (f) Except as set forth in Part 2.12(f) of the Company Disclosure Schedule, the Company has received no written notice of any claim by any authority in a jurisdiction where any of the Acquired Companies does not file Tax Returns that any of the Acquired Companies is or may be subject to taxation in that jurisdiction.

     (g) As of the Effective Time, the net operating losses of the Acquired Companies for federal income tax purposes will be not less than $30,000,000.

     (h) The alternative minimum tax credit of the Acquired Companies for federal income tax purposes as of the Effective Time will be not less than $2,000,000.

     2.13 Employee And Labor Matters; Benefit Plans.

     (a) Part 2.8(a)(i) and 2.13(a) of the Company Disclosure Schedule identify each written or unwritten salary, employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, arrangement or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any Acquired Company for the benefit of any current or former employee or director (or any beneficiary of the foregoing) of any Acquired Company (each, an "Employee"), or pursuant to which any Acquired Company may have liability (contingent or otherwise).

     (b) Except as set forth in Part 2.13(b) of the Company Disclosure Schedule, none of the Acquired Companies maintains, sponsors or contributes to, or has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA).

     (c) Each of the Acquired Companies maintains, sponsors or contributes to (or has liability (contingent or otherwise) with respect to) only those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) which are set forth in Part 2.13(c) of the Company Disclosure Schedule (the "Welfare Plans").

     (d) With respect to each Plan, the Company has delivered to Parent:

     (i) an accurate and complete copy of such Plan (including all amendments thereto);

     (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last five years;

     (iii) an accurate and complete copy of the most recent prospectus and summary plan description, together with each subsequent Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

     (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

     (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, trust agreements, subscription and participation agreements and record keeping agreements; and

     (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) None of the Acquired Companies is required to be, and, to the Knowledge of the Company, has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Companies has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Companies has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

     (f) Except as listed in Part 2.13(f) of the Company Disclosure Schedule, none of the Acquired Companies has any plan or commitment to create any additional employee benefit plan or program, or to modify or change any existing Welfare Plan or other Plan (other than to comply with applicable law) in a manner that would affect the rights or obligations of any current or former Employee or any Acquired Company thereunder.

     (g) Except as set forth in Part 2.13(g) of the Company Disclosure Schedule, no Plan provides death, medical or health benefits (whether or not insured) with respect to any Employee (or his or her dependents) after any such Employee's termination of service (other than (i) benefit coverage mandated by statute, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet or the NCA#1 Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which is borne by such Employee (or his or her dependents)).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including, but not limited to, ERISA and the Code. There are no actions, proceedings, arbitrations, suits, claims, audits or investigations pending, or to the knowledge of any Acquired Company threatened or anticipated (other than routine claims for benefits) in connection with a Plan and pursuant to which any Plan or any Acquired Company could incur a material liability.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code is so qualified and the Company is not aware of any reason why such qualified status should be revoked.

     (k) Except as set forth in Part 2.13(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement (whether alone or upon the occurrence of any other event), will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any Acquired Company (whether or not under any Plan), materially increase the benefits payable under any Plan, result in any acceleration of the time of payment or vesting of any such benefits, or result in the material loss of deduction by reason of Section 280G of the Internal Revenue Code.

     (l) None of the Acquired Companies is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as listed in Part 2.13(l) of the Company Disclosure Schedule, all of the Acquired Companies' employees are "at will" employees. No Acquired Company contributes to or is required to contribute to, or has ever contributed to or been required to contribute to, any "multi-employer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA).

     (m) Except where the failure to comply has not had and will not have a Material Adverse Effect on the Company, to the Knowledge of the Company, each of the Acquired Companies is, and has at all times since November 2, 1998 been, in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters; provided, however, that with respect to any Acquired Company that was acquired by the Company since November 2, 1998, with respect to the operations of such company prior to such acquisition, such representation shall be made only to the Knowledge of the Company.

     2.14 Environmental Matters.

     (a) Except as disclosed in Part 2.14(a) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company taken as a whole:

     (i) Each of the Acquired Companies is, and to the Knowledge of the Company has at all times been, in compliance with all applicable Environmental Laws (as hereinafter defined);

     (ii) None of the Acquired Companies has received any written communication from any person or Governmental or Regulatory Authority that alleges that such Acquired Company or any predecessor is not in such compliance with applicable Environmental Laws.

     (iii) Each of the Acquired Companies has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of its existing facilities and the conduct of its operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Acquired Companies are in compliance with all terms and conditions of the Environmental Permits.

     (iv) There is no Environmental Claim (as hereinafter defined) pending or, to the Knowledge of the Company, threatened

     (A) against the Acquired Companies;

     (B) against any person or entity whose liability for any such Environmental Claim the Acquired Companies has or may have retained or assumed either contractually or by operation of law; or

     (C) against any real or personal property or operations which any of the Acquired Companies owns, leases or manages, in whole or in part.

     (v) To the Knowledge of the Company, there have not been any Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) and there are no other circumstances that would be reasonably likely to form the basis of any material Environmental Claim against any of the Acquired Companies, or against any person or entity whose liability for any Environmental Claim any of the Acquired Companies have or may have been retained or assumed either contractually or by operation of law.

     (vi) To the Knowledge of the Company, with respect to any predecessor of the Company or any of the Acquired Companies, there is no Environmental Claim pending or threatened in writing, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim.

     (vii) None of the properties presently or formerly owned, leased or operated by any of the Acquired Companies are now, or were in the past, listed or proposed for listing, on the National Priorities List of Superfund Sites ("NPL"), the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") or any analogous state list.

     (viii) As used in this Section 2.14:

     (A) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or written notices of noncompliance, liability or violation by any person or entity (including any Governmental or Regulatory Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

     (1) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by any of the Acquired Companies; or

     (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

     (3) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

     (B) "Environmental Laws" means all federal, state and local laws, statutes, ordinances and regulations, now or at the Effective Time in effect, and in each case as amended or supplemented from time to time, any judicial or administrative interpretation thereof, and any judicial or administrative decision order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.) ("RCRA"); the Toxic Substances Control Act, as amended (15 U.S.C. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.651 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. 300f et seq.), and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including, without limitation, the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. 13:1K-6 et seq.) ("ECRA");

     (C) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (ii) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and
(iii) any other chemical, material, substance or waste, exposure to which or the transport, storage, disposal or Release of which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which any of the Acquired Companies operates or any jurisdiction which has received such chemical, material, substance or waste from any of the Acquired Companies; and

     (D)  "Release"  means any release,  spill,  emission,  leaking,  injection,
deposit,  disposal,  discharge,   dispersal,  leaching  or  migration  into  the
atmosphere, soil, surface water, groundwater or property.

     (b) All costs (including capital costs), expenses, damages or liabilities relating to the matter entitled U.S.A. v. Texaco Clark County Cogeneration Company, Et al. and any of the facts or allegations on which that matter is based have previously been paid, or have been accrued as of June 30, 1999; provided, however, certain costs and expenses for attorneys fees associated with such matter, in an amount not to exceed $10,000, are still accruing and have not been paid.

     2.15 Insurance. Part 2.15 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Acquired Companies and identifies any material claims currently outstanding thereunder, and the Company has delivered or made available to Parent accurate and complete copies of the insurance policies identified in Part 2.15 of the Company Disclosure Schedule. Each of the insurance policies identified in Part
2.15 of the Company Disclosure Schedule is in full force and effect. Since November 2, 1998, none of the Acquired Companies has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any covered claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.16 Related Party Transactions. Except as set forth in Part 2.16 of the Company Disclosure Schedule and except pursuant to ownership of the Company's outstanding securities: (a) no Related Party has, and no Related Party has at any time since November 2, 1998 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any Acquired Company; (b) no Related Party is, or has at any time since November 2, 1998 been, indebted to any Acquired Company; (c) since November 2, 1998, no Related Party has entered into, or has had any direct or indirect financial interest in, any Company Material Contract, transaction or business dealing involving any Acquired Company; (d) no Related Party is competing, or has at any time since November 2, 1998 competed, directly or indirectly, with any Acquired Company; and (e) to the Knowledge of the Company, no Related Party has any claim or right against any Acquired Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of any such Acquired Company). (For purposes of the Section 2.16 each of the following shall be deemed to be a "Related Party": (i) each of the Principal Stockholders; (ii) each individual who is an executive officer or director of any Acquired Company;
(iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Acquired Companies) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.17 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any Acquired Company or any of the properties or assets owned or used by any Acquired Company; or (ii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. To the Knowledge of the Company, except as set forth in Part 2.17(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) Except as set forth in Part 2.17(b) of the Company Disclosure Schedule, there is no order, writ, injunction, judgment or decree to which any Acquired Company, or any of the properties or assets owned or used by any Acquired Company, is subject, that will have, or reasonably likely to have, a Material Adverse Effect on the Company. To the Knowledge of the Company, no officer or other employee of any Acquired Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any Acquired Company that will have, or be reasonably likely to have, a Material Adverse Effect on the Company.

     2.18 Authority; Binding Nature of Agreement. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the performance by it of its obligations hereunder have been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the approval of the Company's stockholders with respect solely to the Merger, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.19 Non-contravention; Consents. Except as set forth in Part 2.19 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Certificate of Incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

     (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the properties or assets owned or used by any of the Acquired Companies, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business or to any of the properties or assets owned or used by any of the Acquired Companies which, in any event, would have a Material Adverse Effect on the Company or the ability to consummate the Merger or the other transactions contemplated hereby;

     (d) except as would not have, or be reasonably likely to have, a Material Adverse Effect on the Company, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Material Contract, (ii) accelerate the maturity or performance of any such Company Material Contract, or (iii) cancel, terminate or modify any such Company Material Contract; or

     (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any property or asset owned or used by any Acquired Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the properties or assets subject thereto or materially impair the operations of any such Acquired Company).

     Except as set forth in Part 2.19 of the Company Disclosure Schedule, none of the Acquired Companies is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.20 SEC Report. Except as set forth in Part 2.20 of the Company Disclosure Schedule the Company has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to Parent a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

     2.21 Advisors' and Brokers' Fees. The Company has engaged CIBC World Markets Corp. as its financial advisor in connection with the transactions contemplated by this Agreement. An accurate copy of any fee agreement with CIBC World Markets Corp. has been provided to Parent. The Company has not retained any other advisor or broker in respect to the transactions contemplated by this Agreement for which the Company or Parent are liable or shall incur any liability.

         2.22   Board Action;  Vote Required.

     (a)The Company's Board of Directors has unanimously approved this Agreement and the transactions contemplated hereby, has determined that the transactions contemplated hereby are fair to and in the best interests of Company and its stockholders and has resolved to recommend to stockholders that they vote in favor of approving and adopting this Agreement and the Merger.

     (b) Requisite Company Stockholder Approval is necessary to approve and adopt this Agreement and the Merger. Such vote is the only vote or approval of holders of shares of any class or series of the Company's capital stock required in connection with this Agreement and the transactions contemplated hereby.

     2.23. Year 2000. The Company's Year 2000 (Y2K) compliance efforts (which efforts will include implementation of the recommendations of Parent attached hereto in Part 2.23 of the Company Disclosure Schedule) with regard to the NCA #1 project (the Y2K Compliance Program) are ongoing. Furthermore, the Company has dedicated, or has caused the Acquired Companies to dedicate, resources (including computer and engineering facilities, laboratories, personnel and money) necessary to complete the Y2K Compliance Program by November 5, 1999, or they have made a diligent investigation to determine, that failure of any item of Software will not effect any material aspect of any NCA #1 project output, safety or environmental components, or the ability to account for revenues from or costs incurred by the Company. As such, the Company has communicated with certain key vendors and has determined that all are making progress toward their respective Y2K compliance. The financial institutions with whom the Company has its material relationships have each asserted to the Company that their respective Y2K compliance programs are on schedule, and the Company is unaware of any facts that contradict such assertions.

     2.24 Proxy Statement. The Company's Proxy Statement with respect to seeking the Requisite Company Stockholder Approval will not, in the case of any document, any amendments thereof or supplements thereto, at the time of the mailing thereof and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information, if any, supplied by Parent, Merger Sub or any stockholder of Parent for inclusion therein.

     2.25 Opinion of Company's Advisor. The board of directors of the Company has received the opinion of CIBC World Markets Corp. to the effect that, subject to the qualifications and limitations contained therein, as of the date of this Agreement, the Initial Merger Consideration is fair to the holders of Converted Shares from a financial point of view.

     2.26 Bankruptcy Documentation. The Company has delivered to Parent true and complete copies of the Bankruptcy Plan, the Disclosure Statement (as amended) for the Plan dated April 22, 1998 (the "Disclosure Statement"), the Order Confirming the Trustee's Amended Chapter 11 Plan for the Estate of Bonneville Pacific Corporation dated August 26, 1998 (the "Confirmation Order") and the Final Decree dated March 22, 1999 (the "Final Decree," and, together with the Bankruptcy Plan, the Disclosure Statement and the Confirmation Order, the "Bankruptcy Documents"). The Confirmation Order is final and non-appealable and no Person has sought to revoke such order. The Bankruptcy Plan has been substantially consummated and (except as set forth in Part 2.26 of the Company Disclosure Schedule) any required distributions thereunder have been made.

     2.27 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company" in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     2.28 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not required to register under the Investment Company Act of 1940, as amended.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

         3.1    Due Organization, Etc.

     (a) The Parent and Merger Sub, are corporations, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Parent and the Merger Sub has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

     (b) Each of the Parent and Merger Sub is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Parent.

     3.2  Authority;  Binding  Nature of  Agreement.  Each of the Parent and the
Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Parent and Merger Sub and the performance by each of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub. This Agreement has been duly executed and delivered by the Company and Merger Sub and this Agreement constitutes the valid and legally binding obligation of the Parent and Merger Sub, enforceable in accordance with its terms and conditions subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 Non-contravention; Consents. Except as set forth in Part 3.3 of the Parent Disclosure Schedule and except as contemplated by Section 4.4, neither
(1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Parent's or Merger Sub's Certificate of Incorporation or bylaws, or (ii) any resolution adopted by the Parent's or Merger Sub's stockholders, the Parent's or Merger Sub's board of directors or any committee of the Parent's or Merger Sub's board of directors;

     (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Parent or Merger Sub is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by the Parent or Merger Sub or that otherwise relates to the business or to any of the properties or assets owned or used by the Parent or Merger Sub which, in any event, would have an effect on the ability of the Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby;

     (d) except as would not have a Material Adverse Effect on the Parent, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent material contract.

     Except as set forth in Part 3.3 of the Parent Disclosure Schedule, neither of the Parent or Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance by Parent or Merger Sub of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation by Parent or Merger Sub of the Merger or any of the other transactions contemplated by this Agreement.

     3.4 Adequate Financing. Parent has obtained, and is able to satisfy all conditions to disbursement of, all financing necessary to enable Parent to pay, at the Effective Time, the total Merger Consideration.

                       SECTION 4. COVENANTS OF THE PARTIES

     4.1 Access And Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (i) provide the Parent and its Representatives with reasonable access to the Company's personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Parties (including all reports, studies, analyses, tests or monitoring data related to Hazardous Materials); and (ii) provide Parent and its Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information, and with such additional financial, operating and other data and information may be reasonably requested.

     4.2 Operation of Business By Company. During the Pre-Closing Period, except pursuant to prior written consent of Parent, the Company shall, and shall cause each of the other Acquired Companies to:

     (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, except that the Company shall not, without the consent of Parent (which consent shall not be unreasonably withheld), support the entry into any additional excess sale agreement by NCA #1;

     (b) use reasonable efforts (which shall not include or require the expenditure of any funds, except consistent with the ordinary course of business) to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

     (c) pay the premiums required by, and use its best efforts to keep in full force, all insurance policies identified in Part 2.15 of the Company Disclosure Schedule, including the premium associated with director and officer liability insurance to cover the six year period following the Effective Date, in a form reasonably acceptable to Parent;

     (d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities or other equity;

     (e) not sell, issue or authorize the sale or issuance of (1) any capital stock or other security, (2) any option or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding stock options (all options shall vest and become immediately exercisable at the Effective Time pursuant to Section 1.6 above);

     (f) not amend or waive any of its rights under (1) any provision of the Company's stock option plans, (2) any provision of any agreement evidencing any outstanding stock option or warrant, or (3) any provision of any restricted stock purchase agreement;

     (g) not amend or permit the adoption of any amendment to the Company's Certificate of Incorporation or bylaws, or, except as set forth in Part 4.2(g) of the Company Disclosure Schedule, not effect or permit Company to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (h) except for the contemplated sale of Bonneville Fuels Corporation referred to in Section 1.5 above, not (1) enter into, or permit any of the properties or assets owned or used by it to become bound by, any Company Material Contract, or (2) amend or prematurely terminate, or waive any material right or remedy under, any such Company Material Contract (other than the contemplated amendments to the NCA#1 and NCA#2 Operation and Maintenance Agreements to clarify the incentive payment calculations, which amendments shall be satisfactory to Parent);

     (i) not, except in the ordinary course of business, (1) acquire, lease or license any right, personal or real property or other asset from any other Person or, (2) sell or otherwise dispose of, or lease or license, or waive or relinquish any right with respect to, any right, personal or real property or other asset to any other Person (other than the contemplated sale of Bonneville Fuels Corporation referred to in Section 1.5 above);

     (j) not lend money to any Person except in the ordinary course of business consistent with past practice and not to exceed $25,000;

     (k) not incur, become contingently liable for or guarantee any indebtedness for borrowed money in excess of $100,000 (except that the Acquired Companies may (1) make routine borrowings in the ordinary course of business under their existing lines of credit and (2) incur intercompany indebtedness in the ordinary course of business consistent with past practice, not to exceed $50,000;

     (l) except as set forth in Part 4.2(l) of the Company Disclosure Schedule, not: (i) establish, adopt, or enter into any employee benefit plan, program, agreement, or arrangement, or to amend any Plan; (ii) except in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees (but excluding employees who are officers of the Company); (iii) hire any new employee other than to replace an existing employee at a salary not to exceed 120% of the salary of the employee being replaced; or (iv) adopt any severance plan or arrangement or enter into any severance agreement, or enter into any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment;

     (m) not change any of its methods of accounting or accounting practices in any material respect;

     (n) not commence or settle any material Legal Proceeding (other than settlement of the EPA action entitled U.S.A. v. Texaco Clark County Cogeneration Company, Et al., in accordance with the Consent Decree dated March 22, 1999) provided, however, that consent by Parent with respect to the commencement of any Legal Proceeding shall not be unreasonably withheld or delayed;

     (o) not make capital expenditures in excess of amounts specified in Part 4.2(o) of the Company Disclosure Schedule;

     (p) not make, change or revoke any election relating to taxes unless required by law (and excluding the election described in Section 5.10) or make any material agreement or settlement regarding Taxes with any taxing authority;

     (q) not amend or waive any of the provisions of any "standstill" or similar agreement that any third party has entered into with respect to any Acquired Company; and

     (r) not agree or commit to take any of the actions described in clauses "(d)" through "(q)" above.

     4.3 Notification; Updates to Company Disclosure Schedule.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

     (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by the Company in this Agreement;

     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and

     (iii) any breach of any covenant or obligation of the Company.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for any purpose.

     (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

     (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by Parent in this Agreement;

     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and

     (iii) any breach of any covenant or obligation of Parent.

     (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(c) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for any purpose.

     4.4 Filings And Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, including any filings required under the Securities Act and the HSR Act and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and
each  such  Consent   obtained  during  the  Pre-Closing   Period. Subject   to
confidentiality provisions reasonably satisfactory to Parent, Parent shall promptly deliver to the Company a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

     4.5 Proxy Statement; Company Stockholders' Meeting.

     (a) The Company shall promptly prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement (the "Proxy Statement") and cause a definitive proxy statement to be mailed to its stockholders, (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders and (z) to obtain an accountant's comfort letter from the Company's independent outside accountants (in form and substance standard for accountant's comfort letters delivered in connection with proxy statements).

     (b) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the "Company Stockholders' Meeting") to consider and vote upon this Agreement and the Merger. The Company Stockholders' Meeting will be held as promptly as practicable and in any event within sixty
(60) days after the Proxy Statement is approved by the SEC.

     (c) The board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; the Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; provided, however, that nothing contained in
Section 4.6(b) or this Section 4.5 shall require the Board of Directors of the Company to make any recommendation or refrain from making any recommendation with respect to a Superior Proposal, which such Board of Directors, after considering such matters as such Board of Directors deems relevant (including the written advice of outside counsel), determines in good faith would result in a breach of its fiduciary duty under applicable law.

     4.6 No Solicitation. (a) From the date hereof and through the Closing, the Company shall not, nor shall it permit its Subsidiaries to, or authorize any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives ("Representatives") to,
(i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any Takeover Proposal (defined below), or
(ii) directly or indirectly engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal; provided, however, that at any time prior to the date of the Company Stockholders Meeting contemplated by Section 4.5 (the "Applicable Period"), the Company may, in response to a Superior Proposal (as defined below) which was not solicited by it and which did not otherwise result from a breach of this Section 4.6(a), and subject to providing prior written notice of its decision to take such action to Parent (the "Notice") and compliance with Section 4.6(c) following delivery of the Notice (x) furnish information with respect to the Company and/or its Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by such party after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or any such committee of the Merger or this Agreement, (y) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a Superior Proposal which is entered into by such party in accordance with Section 4.6(a)) relating to any Takeover Proposal (each, an "Acquisition Agreement"), or
(z)approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 4.6(a), the Board of Directors for the Company may (subject to this sentence) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has resolved to accept a Superior Proposal (subject to such termination), specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

     (c) The Company promptly shall advise the Parent orally and in writing of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the identity of the person making any such Takeover Proposal or inquiry and the material terms of any such Takeover Proposal or inquiry. The Company shall keep the Parent fully informed of the status and material terms of any such Takeover Proposal or inquiry.

     (d) The Company and the Acquired Companies shall each immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal.

     For purposes of this Agreement, a "Takeover Proposal" with respect to the Company means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business (other than BFC) that constitutes 25% or more of the net revenues, net income or the assets of the Company and its Subsidiaries (other than BFC), taken as a whole, or 25% or more of any class of equity securities of the Company or any of its Subsidiaries (other than BFC), (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of the Company or any of its Subsidiaries (other than BFC), or
(iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than BFC) that constitutes 25% or more of the net revenues, net income or the assets of the Company and its Subsidiaries (other than BFC) taken as a whole, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses(i)-(iii) of the foregoing definition of Takeover Proposal, other than the transactions contemplated by this Agreement, is referred to herein as an "Acquisition Transaction."

     For purposes of this Agreement, a "Superior Proposal" with respect to the Company means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or at least 50% of the assets of the Company and its Subsidiaries, taken together, and if (x) the proposal is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with the Company's independent financial advisor and consideration of such other matters as the Board of Directors of the Company deems relevant) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company is reasonably capable of being obtained by such third party and (y) such Board of Directors, after considering such matters as such Board of Directors deems relevant (including the written opinion of outside counsel), determines in good faith that, in the case of the Company, furnishing information to the third party, participating in discussions or negotiations with respect to the Superior Proposal or withdrawing or modifying its recommendation or recommending a Takeover Proposal, as applicable, or terminating this Agreement, is required for the Board of Directors of the Company to comply with its fiduciary duties to the Company and its stockholders under applicable law.

     (e) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d 9 and Rule 14e 2 promulgated under the Exchange Act.

     4.7 Public Announcements. The parties agree that the initial press release with respect to this Agreement and the transactions contemplated hereby shall be a joint press release (to include such text as the parties may mutually agree). Thereafter, subject to their respective legal obligations (including requirements of securities exchanges and other similar regulatory bodies), Parent and the Company shall consult with each other and use their reasonable best efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any public statement or disclosure required by any Governmental Entity, securities exchange or other similar regulatory body with respect thereto.

     4.8 Regulatory Approvals. The Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act or other applicable statutes or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to
(i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     4.9 Employee Matters. As of the Effective Time, the Employees of the Acquired Companies shall continue employment in the same positions and at the same level of base wages and/or base salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, neither the Parent and its Affiliates, on the one hand, nor any Employee, on the other hand, shall be obligated to continue any employment relationship or any specific terms of employment for any specific period of time. For at least two years following the Effective Time, each Employee covered by the severance policy set forth in
Part 4.9 of the Company Disclosure Schedule shall, upon termination of his or her employment by Parent, one of its Affiliates or one of the Acquired Companies (whichever may apply) other than for cause (a "Qualifying Termination"), receive the severance payment set forth in such Schedule. For purposes of this paragraph, cause means termination for reason of: (i) willful misconduct or illegal acts by the Employee, or (ii) violation of Parent and its Affiliates' Code of Conduct and applicable policies relating to work rules and personal conduct. For purposes of this Section 4.9, an Employee will be deemed to have incurred a Qualifying Termination if Parent, the Surviving Corporation or any Acquired Company (whichever may apply) requires that such Employee, as a condition to continued employment, change the principal location of his or her employment to a location outside a 50-mile radius from the principal location of his or her employment at the Effective Time and such employee is not willing to relocate. To the extent any employee benefit plan, program or policy of Parent and its Affiliates (other than the Acquired Companies) is made available following the Effective Time to any person who is an Employee of the Acquired Companies immediately prior to the Effective Time: (i) service with Acquired
Companies by any Employee prior to the Effective Time shall be credited for eligibility and vesting purposes for purposes of qualifying for any additional benefits tied to periods of service under such plan, program or policy, but not for benefit accrual purposes, and (ii) with respect to any welfare benefit plans in which such Employees may participate, Parent and such Affiliates shall cause such plans to provide credit for any co-payments or deductibles by such Employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under applicable welfare benefit plans maintained by the Acquired Companies for their Employees prior to the Effective Time.

     4.10 Shareholders' Representative. (a) At least fifteen days prior to the Effective Time, the Company shall appoint a Representative and an alternate
Representative   (the   Shareholders   Representative).   The   Shareholders
Representative  shall,  by  virtue  of  the  Merger,  be  irrevocably  appointed
Representative of the holders of Converted Shares and authorized and empowered to act for and on behalf of any or all of the holders of Converted Shares in connection with the provisions of Sections 1.5(c) and 1.5(d) of the Agreement (the above named representative, as well as any subsequent representatives of the Stockholders elected by vote of holders owning a majority of the Converted Shares outstanding immediately prior to the Effective Time being referred to herein as the "Stockholders' Representative"). Notwithstanding any statement contained in this Agreement to the contrary, Parent may rely conclusively, and shall be protected in so acting, upon any written order, notice, demand, certificate, statement, document or instruction (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) executed and delivered by the Shareholders' Representative whether delivered in original form, by facsimile or otherwise. The Stockholders' Representative shall not be liable to any Stockholder with respect to any action taken or omitted to be taken by any of the Stockholders' Representative acting in his capacity as Stockholders' Representative under or in connection with this Agreement, unless such action or omission results from or arises out of fraud, willful misconduct or criminal action on the part of the Stockholders' Representative. Parent and Merger Sub shall be entitled to rely on such appointments and treat the Stockholders' Representatives as the duly appointed representatives of each holder of Converted Shares. Each Stockholder who votes in favor of the Merger and the transactions contemplated by this Agreement, by such vote, without any further action, and each holder of Converted Shares who receives Merger Consideration in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority of the Stockholders' Representative and acknowledges and agrees that such appointment is irrevocable and coupled with an interest.

     (b) The holders of Converted Shares shall be solely responsible for all fees, costs and expenses incurred by the Stockholders' Representative (including his outside advisors) in connection with serving as a representative of the holders of Converted Shares hereunder and such fees, costs and expenses may be deducted from amounts otherwise distributed to holders of Converted Shares. At the Effective Time, at the election of the Company, an amount not to exceed $100,000 which would otherwise be distributed to the Disbursement Agent (or an escrow agent affiliated with the Disbursement Agent) may be deposited in a trust account for use by the Shareholders' Representative to cover fees, costs and expenses as provided in this Section 4.10.

     4.11 Company Bankruptcy Stock Certificates. The Company shall use its best efforts to cause the Company Stock Certificates issued pursuant to the Bankruptcy Plan not to be forfeited pursuant to Section 5.9 of the Bankruptcy Plan.

     4.12 Y2K Testing Access. The Company shall allow Parent's employees, consultants and agents reasonable access to the facilities of the Acquired Companies and information during and related to all testing done by the Acquired Companies or by the employees, consultants or agents of the Acquired Companies', in each case with respect to efforts of the Acquired Companies to become Y2K Compliant.

                 SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF PARENT AND MERGER SUB.

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     5.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement not qualified by materiality shall have been accurate in all material respects. All such representations and warranties qualified by materiality individually and in the aggregate shall have been accurate, as of the date of this Agreement, and on and as of the Closing Date as if made on the Closing Date (without giving effect to any update to the Company Disclosure Schedule not consented to in writing by Parent).

     5.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     5.3  Stockholder  Approval.  The Merger and this Agreement  shall have been
duly  approved  and  adopted  by  Requisite  Company  Stockholder   Approval  in
accordance with Delaware General Corporation Law.

     5.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.19 of the Company Disclosure Schedule and in Part
3.19 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     5.5 Agreements and Documents. Parent shall have received the following documents, each of which shall be in full force and effect:

     (a) written resignations of all directors and officers of the Company (as requested by Parent), effective as of the Effective Time; and

     (b) customary closing certificates.

     5.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or reasonably deemed applicable to the Merger that (i) makes consummation of the Merger illegal or (ii) as a whole, is reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent or the Surviving Corporation following the consummation of the Merger.

     5.7 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding (i) challenging or seeking the recovery of damages in connection with the Merger or (ii) seeking to prohibit or limit the exercise by Parent of any right pertaining to its ownership of stock of the Surviving Corporation, in each case which is reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent or the Surviving Corporation following the consummation of the Merger.

     5.8 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable statutes or regulations shall have expired or been terminated.

     5.9 Completion of Bonneville Fuels Transaction. The sale of Bonneville Fuels Corporation described in Section 1.5(b) above shall have been completed in accordance with the terms of the BFC Sale Agreement as in effect on the date hereof and the Shareholders' Representative, on behalf of the holders of Converted Shares, shall have acknowledged the binding nature of the provisions of Section 1.5(b) (including the provisions relating to the BFC Sale Agreement or the BFC Net Proceeds).

     5.10 382(1)(5) Election; NOL Carryback Waiver. The Company shall have filed a valid and timely election pursuant to Section 382(l)(5)(G) of the Code and the Regulations thereunder not to have the provisions of Section 382(l)(5) of the Code apply to any ownership change (as defined in Section 382 of the Code) resulting from the bankruptcy reorganization of Company that occurred in 1998. The Company shall elect to waive the carryback period for net operating losses arising in 1998 on its 1998 Federal income Tax Return in accordance with Section 172(b)(3) of the Code.

     5.11 Mexican Facility. The Company shall terminate or otherwise dispose of its interest in the CONAV, PESCO and ENIMEX facilities in Mexico (collectively the "Mexican Operation") without risk, liability or continued cost after the Effective Time to the Company (in form and substance satisfactory to Parent), or the Company shall cause the Mexican Operation to be shut down such that all contracts related to the Mexican Operation shall have been terminated without cost, risk or liability to the Company (in form and substance satisfactory to Parent) and all employees employed by the Mexican Operation shall have been severed without cost, liability or risk to the Company (in form and substance satisfactory to Parent).

     5.12 NOL Verification. $30.0 million of net operating losses (as calculated for federal tax purposes) and approximately $2.0 million of alternative minimum tax credits (as calculated for federal tax purposes) shall be available for use by Parent after giving effect to the BFC sale and any other relevant circumstances as of the Effective Time.

     5.13 Qualifying Facility Status. The Company shall demonstrate, to Parent's and Merger Sub's reasonable satisfaction, that:

     (a) for a period of time commencing on September 1, 1996 and concluding on the date of the Closing, all of Company's electric generating facilities that continued to be owned by the Company at the time of the Merger satisfied all of the requirements for qualifying facility (QF) status under the Public Utility Regulatory Policies Act of 1978, as amended, and the Federal Energy Regulatory Commission's (FERC) rules and regulations promulgated pursuant thereto, and

     (b)each of such generating facilities has been properly certified as a QF pursuant to Section 292.207 of the FERC's rules (18 C.F.R. 292.207) under facts and circumstances consistent with the current operations of such generating facilities.

     SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     6.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement not qualified as to materiality shall have been accurate in all material respects, and all such representations and warranties qualified by materiality shall have been accurate as of the date of this Agreement, and on and as of the Closing Date as if made on the Closing Date (without giving effect to any update to the Parent Disclosure Schedule not consented to in writing by the Company).

     6.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3  Stockholder  Approval.  The Merger and this Agreement  shall have been
duly  approved  and  adopted  by  Requisite  Company  Stockholder   Approval  in
accordance with Delaware General Corporation Law.

     6.4 Agreements and Documents. The Company shall have received the following documents:

     (a) the Disbursement Agent Agreement executed by the Disbursement Agent and Parent and in full force and effect; and

     (b) customary closing certificates.

     6.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that (i) makes consummation of the Merger illegal (each party agreeing to use its best efforts, including appeals to higher courts, to have any judgment, injunction, order or decree lifted).

     6.6 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable statutes or regulations shall have expired or been terminated.

     6.7 Completion of Bonneville Fuels Transaction. The sale of Bonneville Fuels Corporation described in Section 1.5(b) above shall have been completed in accordance with the terms of the BFC Sale Agreement.

     SECTION 7. TERMINATION

     7.1  Termination  Events.  This  Agreement may be  terminated  prior to the
Closing:

     (a) by the mutual written consent of Parent and the Company;

     (b) by Parent if the Effective Time shall not have occurred by March 31, 2000 (the "Termination Date"); provided, however, that if on the Termination Date the sole conditions to closing that remain unsatisfied (other than conditions to be satisfied at the Closing) are the conditions specified in Sections 5.3 and 5.9, or either of them, Parent may extend the Termination Date for successive thirty (30) day periods by providing to the Company written notice of such extension not less than one (1) business day prior to the Termination Date or the date upon which a thirty (30) day extension period expires, as the case may be, provided that the Termination Date may not be extended by the Parent pursuant to this proviso beyond June 30, 2000 (the "Final Termination Date"); provided further, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to Parent if the Parent's failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Final Termination Date;

     (c) by the Company if the Effective Time shall not have occurred by the Termination Date; provided, however, that if on the Termination Date the sole conditions to closing that remain unsatisfied (other than conditions to be satisfied at the Closing) are the conditions specified in Sections 6.3 and 6.7, or either of them, the Company may extend the Termination Date for successive thirty (30) day periods by providing to Parent written notice of such extension not less than one (1) business day prior to the Termination Date or the date upon which a thirty (30) day extension period expires, as the case may be, provided that the Termination Date may not be extended by the Company pursuant to this proviso beyond the Final Termination Date; provided further, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to the Company if the Company's failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Final Termination Date;

     (d) by Parent or the Company, if a Governmental Entity shall have issued an order, decree or injunction or taken any other action (in each case, which the terminating party has used reasonable best efforts to resist, resolve or lift, as applicable) having the effect of making the transactions contemplated hereby illegal or permanently prohibiting the consummation thereof, and such order, decree or injunction shall have become final and nonappealable (but only if such party shall have used all reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

     (e) by Parent, if the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company, whether or not permitted pursuant to the terms hereof, (w) shall fail to reaffirm its approval or recommendation of this Agreement and the Merger within 15 days after a request by Parent, (x) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement and the Merger, (y) shall approve or recommend any Takeover Proposal or Acquisition Transaction involving the Company or (z) shall resolve to take any of the actions specified in clause(w),
(x) or(y) above;

     (f) by either Parent or the Company, if the required approval and adoption of this Agreement and the Merger by the stockholders of the Company shall not have been obtained at a duly held stockholders meeting called for the purpose of obtaining such approval, including any adjournments or postponements thereof; and

     (g) by the Company, in accordance with Section 4.6(b); provided, however, in order for the termination of this Agreement pursuant to this Section(g) to be deemed effective, the Company shall have complied with all provisions contained in Sections 4.6(a), (b) and (c), including the notice provisions therein, and with applicable requirements of Section 7.3, including the payment of the Company Termination Fee.

     7.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 7.1, Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1, the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     7.3 Effect of Termination.

     (a) In the event that (w) any person shall have made a Takeover Proposal to the Company or to its stockholders by June 30, 2000 and within 12 months after the termination of this Agreement the Acquisition Transaction contemplated by the Takeover Proposal shall have been consummated or the Acquisition Agreement contemplated by the Takeover Proposal with respect to the Acquisition Transaction contemplated by the Takeover Proposal shall have been entered into, or (x) this Agreement is terminated by Parent pursuant to Section 7.1(e), (y) this Agreement is terminated by the Company pursuant to Section 7.1(g), or
(z) the Company willfully and affirmatively breaches this Agreement in a material manner and thereafter the Agreement is terminated then, in any such case, the Company shall in no event later than (i) the date an Acquisition Agreement is entered into with respect to such Acquisition Transaction involving the Company, or if no such agreement is entered into, upon the date of consummation of such Acquisition Transaction involving the Company, in the case of a termination described in clause (w), (ii) two days after such termination, in the case of a termination described in clause (x) or (iii) concurrently with such termination, in the case of a termination described in clause (y) or (z), pay Parent a fee of $2.0 million in the case of clause (w) or $3.0 million in the case of clauses (x), (y) or (z) (the "Company Termination Fee"), which amount shall be payable by wire transfer of same day funds to a bank account designated by Parent; provided, however, with respect to a Company Termination Fee arising under clause (w), the Company Termination Fee shall not exceed the excess of the aggregate consideration received pursuant to the applicable Acquisition Transaction over the aggregate consideration to have been received pursuant to this Agreement.

     (b) If the Effective Time has failed to occur by the Termination Date (or the Final Termination Date, as applicable) as a result of any breach by the Company of any representation, warranty, covenant or other term of this Agreement, the Parent, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and receive back the Deposit, together with all interest and other amounts earned thereon; provided, however, that the Company shall not be relieved of any obligation or liability arising from any prior breach by the Company of any provision of this Agreement.

     (c) If the Effective Time has failed to occur by the Termination Date (or the Final Termination Date, as applicable) as a result of any breach by the Parent of any representation, warranty, covenant or other term of this Agreement, the Company, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and retain the Deposit, together with all interest and other amounts earned thereon as liquidated damages, as the Company's sole and exclusive remedy for such breach, all other remedies being expressly waived by the Company. The Company and the Parent agree upon the Deposit amount together with all interest and other amounts earned thereon, as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and the Company and the Parent agree that such amount is a reasonable estimate of the Company's loss in the event of any such failure by the Parent.

     (d) Each of the parties  acknowledges that the agreements contained in this
Section 7.3 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if either party fails to promptly pay the amount due from it pursuant to this Section 7.3, and in order to obtain such payment the other party commences a suit which results in a judgment for the fees and expenses set forth in this Section 7.3, the other party shall pay to the party bringing such suit its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

     (e) If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement (other than as set forth in this Section 7.3) shall terminate and each party shall return all documents received from the other party; provided, however, that the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 9 of this Agreement.

     (f) Parent, Merger Sub and the Company hereby expressly agree that the remedies provided in this Section 7.3 shall be the sole and exclusive remedies for any other claim arising out of or relating to the negotiation, execution, delivery or performance of this Agreement or the Merger.

     SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     8.1 Survival of Representations, Etc.

     (a) The representations and warranties made by the Company, the Parent and Merger Sub (including the representations and warranties set forth in Sections 2 and 3 and the representations and warranties set forth in any certificate delivered at Closing by an officer of the Company, Parent or Merger Sub) shall not survive the Closing.

     (b) The representations, warranties, covenants and obligations of Parent, Merger Sub and the Company, and the rights and remedies that may be exercised by such parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the such parties or any of their Representatives.

     (c) For purposes of this Agreement, (i) each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a part of the representations and warranties made by the Company in this Agreement and (ii) each statement or other item of information set forth in the Parent Disclosure Schedule shall be deemed to be a part of the representations and warranties made by Parent and Merger Sub in this Agreement.

     SECTION 9. GENERAL PROVISIONS.

     9.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     9.2 Fees And Expenses.

     (a) Except as provided in Section 7.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (i) the investigation and review conducted by Parent and its Representatives with respect to the business of the Acquired Companies (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (ii) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (iv) the consummation of the Merger.

     9.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                 if to Parent:

                           El Paso Energy Corporation
                           1001 Louisiana Street
                           Houston, Texas  77002
                           Attn:    Larry Kellerman and
                                    Gregory W. Jones

                  with a copy to:

                           Gary P. Cooperstein
                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004

                  if to the Company:

                           Clark M. Mower, President
                           Bonneville Pacific Corporation
                           50 West Broadway, Suite 300
                           Salt Lake City, Utah  84101

                  with a copy to:

                           A.O. Headman, Jr.
                           Cohne, Rappaport & Segal, P.C.
                           525 East 100 South, 5th Floor
                           Salt Lake City, Utah  84102

     9.4 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     9.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     9.6 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     9.7 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void except that Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly or partially owned subsidiary, subsidiaries, or other affiliates of the Parent without the consent of the Company, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.8 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.9 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     9.10 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.11 Parties in Interest. Except for the provisions of Sections 1.5 and 1.6, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     9.12 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement dated May 5, 1999, between the Company and El Paso Power Services, shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality Agreement is terminated in accordance with its terms.

     9.13 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


     In Witness Whereof, the parties have executed this Agreement as of the date first above written.


                              EL PASO ENERGY CORPORATION, a Delaware corporation


                                             By:________________________________


                                                          BPC ACQUISITION CORP.,
                                                          a Delaware corporation


                                             By:________________________________


                                                 BONNEVILLE PACIFIC CORPORATION,
                                                          a Delaware corporation


                                            By: ________________________________
                                                       Clark M. Mower, President

     The undersigned, being the Secretary of BPC Acquisition Corp., does hereby certify that the foregoing Agreement was adopted The undersigned, being the Secretary of BPC Acquisition Corp., does hereby certify that the foregoing Agreement was adopted on behalf of BPC Acquisition Corp. by its Board of Directors and Sole Stockholder pursuant to the provisions of Section 251 of the DGCL.

                                                     BPC ACQUISITION CORP.


                                                     By:
                                                     Name:
                                                     Title:



     The undersigned, being the Secretary of Bonneville Pacific Corporation, does hereby certify that the foregoing Agreement was adopted on behalf of Bonneville Pacific Corporation by its Board of Directors and Stockholders pursuant to the provisions of Section 251 of the DGCL.

                                                  BONNEVILLE PACIFIC CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


                                    EXHIBIT A
                               CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit A):

     "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits), as it may be amended from time to time.

     "BFC Sale Agreement" shall mean the Stock Purchase Agreement, dated as of August 11, 1999, by and between Bonneville Pacific Corporation, a Delaware corporation and CEC Resources Ltd., a company organized under the laws of the Province of Alberta, Canada.

     "Company Contract" shall mean any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any of their properties or assets is bound or under which any of the Acquired Companies has any obligation; or (c) under which any of the Acquired Companies has any right or interest.

     "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     "Company Partnerships" shall mean all of the partnerships, joint ventures, limited liability companies, or other entities, other than the Company Subsidiaries, with respect to which the Company has any direct or indirect partnership, membership, or other interest as of the Effective Time.

     "Company Subsidiaries" shall mean all of the corporate entities with respect to which the Company has the direct or indirect right to vote shares representing fifty percent (50%) or more of the votes eligible to be cast in the election of directors of each such entity; provided, however, that BFC shall not be deemed a "Company Subsidiary" for purposes of this Agreement.

     "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, license, equity, conditional sales contract, lease, assessment, covenant, condition or restriction, right-of-way, reservation, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, any other matter affecting title or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other property or asset, any restriction on the receipt of any income derived from any property or asset, any restriction on the use of any property or asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any property or asset).

     "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Facilities" shall mean any real property, leaseholds, or other interests currently owned or operated (or owned or operated since November 3, 1998) by any of the Acquired Companies and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by any of the Acquired Companies.

     "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     "Governmental Authorization" shall mean any: permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any legal Requirement.

     "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meetings.

     "Knowledge of the Company" shall mean the actual knowledge and current awareness, or knowledge which a reasonable person would have acquired following a reasonable investigation, of the executive officers and directors of the Company, together with that of the chief executive officer of each Acquired Company.

     "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Material Adverse Effect". A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Companies, considered as a whole. A violation or other matter will be deemed to have a "Material Adverse Effect" on Parent if such violation or other matter, considered individually or in the aggregate with all other such violations and other matters, would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and the Parent Subsidiaries, considered as a whole.

     "Merger Consideration" shall mean an amount equal to (i) the Aggregate Merger Consideration (excluding any deductions thereto pursuant to Section 1.5(c)(v)) plus (ii) the aggregate exercise price of all unexercised Options at the Effective Time divided by (iii) the number of Converted Shares.

     NCA #1 shall mean Nevada Cogeneration Associates #1, a Nevada general partnership.

     "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent.

     "Person" shall mean any individual, Entity or Governmental Body.

     "Requisite Company Stockholder Approval" means the affirmative vote of the holders of a majority of the Company Shares in favor of this Agreement and the Merger.

     "Representatives"  shall  mean  officers,  directors,   employees,  agents,
attorneys, accountants, advisors and
representatives.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Software" means any source code, object code, machine code, or other instructions of any kind or description which is loaded or be loaded on any automated System or device of the Company or the Acquired Companies, including by way of illustration but not limitation, operating system, BIOS (basic input/output system), compilers, generators, interpreters, application programs (whether compiled or not, and whether interpreted or not), instructions stored on Programmable, Read Only Memory (PROM) chips, instructions stored on Read Only Memory (ROM) chips, or instructions stored on Erasable, Programmable, and Read Only Memory (EPROM) chips.

     "System(s)"  means  any  automated  or  partially  automated   application,
function or process which utilizes Software and which has an input from or output to some other System, person or report.

     "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Year 2000 Complaint" or "Y2K Compliant" means that financial accounting, management reporting, telecommunications, environmental, access control or security Systems will accurately process, provide and/or receive date/time data (including without limitation calculating, comparing, and sequencing), within, from, into, and between centuries (including without limitation the twentieth and twenty-first centuries), including leap year calculations, and neither the performance nor the functionality of the System will be affected by dates/times prior to, on, after, or spanning January 1, 2000.

                                Exhibit 1.5(b)(i)




1. Proceeds from sale of BFC stock                          ___________________

2. Deduct expenses, fees, taxes and other charges           ___________________

3. Net Proceeds (equals line1 minus line 2)                 ___________________

4. Liabilities of BFC                                       ___________________

5. Amount realized (equals line 3 plus line 4)              ___________________

6. BFC tax basis in assets                                  ___________________

7. Pre-tax gain on sale of BFC
   (equals line 5 minus line 6)                              ___________________

8. Current year taxable income (loss) from BFC              ___________________

9. Available NOL Carryforward of BPC group                  ___________________

10. Net taxable income
    (equals line 7 plus line 8 minus line 9)                 ___________________

11. Current year federal, state and applicable
alternative minimum taxes (includes any tax due with
respect to positive net taxable income shown in line 10 as
well as (i) incremental alternative minimum taxes and other
taxes due as a result of BFC sale, and (ii)any other taxes of
BFC for the current year for which BPC is liable)           ___________________

12. Net after tax cash available for distribution
    (equals line 3 minus line 11)                            ___________________



                                  Schedule 2.23

     The following items with regard to the Year 2000 Program for the NCA #1 project should be addressed prior to closing:

     o The Company shall provide documentation of tests performed to demonstrate Y2K compliance of the Westinghouse DCS.

     o The Company shall provide documentation demonstrating that the firmware upgrade for the fire protection panel has been implemented. This was scheduled for September 1999. If the upgrade has not been performed, the Company shall provide a contingency plan to address a possible Y2K related failure for the fire protection panel at the NCA #1 project.



                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF SEPTEMBER 17, 1999
                                 BY AND BETWEEN
                   BONNEVILLE PACIFIC CORPORATION, AS SELLER
                                      AND
                      EL PASO ENERGY CORPORATION, AS BUYER